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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        Securities Exchange Act of 1934


                                November 29, 2001
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                Date of report (Date of earliest event reported)


                             ACT Manufacturing, Inc.
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             (Exact name of Registrant as specified in its charter)

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
        Massachusetts                              0-25560                          04-2777507
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(State or Other Jurisdiction of           (Commission File Number)                (I.R.S. Employer
 Incorporation or Organization)                                                  Identification No.)
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                                  2 Cabot Road
                           Hudson, Massachusetts  01749
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                    (Address of Principal Executive Offices)


                                  (978) 567-4000
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               Registrant's telephone number, including area code


                        Exhibit Index Located on Page 4
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ITEM 5.  OTHER EVENTS.

     On November 29, 2001, ACT Manufacturing, Inc. (the "Company") announced that it entered into a Second Limited Waiver to its Credit Agreement dated as of June 29, 2000, pursuant to which the domestic bank syndicate, led by The Chase Manhattan Bank, agreed to waive until December 7, 2001 noncompliance by the Company of certain borrowing base restrictions and certain events of default relating to the Company's lease payment obligations. The Company and the domestic bank syndicate also agreed that the maximum revolving loan availability will remain at $69 million, subject to availability under the applicable borrowing base and the other terms and conditions to borrowing under the Credit Agreement. The Company's press release is filed as Exhibit 99.1 to this report and incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following financial statements and exhibits are filed as part of this report, where indicated:

     (a)  Financial statements of the business acquired.  Not applicable.

     (b)  Pro forma financial information.  Not applicable.

     (c)  Exhibits.
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Exhibit No.   Description
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10.1          Second Limited Waiver to Credit Agreement, dated as of
              November 21, 2001.

99.1          Press release dated November 29, 2001.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ACT Manufacturing, Inc.


Date: November 29, 2001              By: /s/ John A. Pino
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                                        John A. Pino
                                        President, Chief Executive Officer and
                                        Chairman

                                       3
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                                 EXHIBIT INDEX

Exhibit No.   Description
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10.1          Second Limited Waiver to Credit Agreement, dated as of
              November 21, 2001.

99.1          Press release dated November 29, 2001.